INTELLIGENT DECISION SYSTEMS, INC.








                                    FORM S-8
                             REGISTRATION STATEMENT









                                Exhibit No. 23.1




             Consent of Wilber & Townshend, independent accountants






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WILBER &
TOWNSHEND

A Professional Corporation                                    615 Baldwin Street
Certified Public Accountants                                   Jenson, MI  49428
PH:  615-457-4880
FX:  615-457-1114








                         CONSENT OF INDEPENDENT AUDITORS






         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, to be filed by Intelligent Decision Systems, Inc. of our auditors' report dated September 19, 1996 accompanying the financial statements of Intelligent Decision Systems, Inc. (formerly, Resource Finance Group, Ltd.), as of June 30, 1996 and 1995 which appears in the company's annual Report on Form 10-KSB for the year ended June 30, 1996.


                                            /s/ Wilber & Townshend


Jenison, MI
January 22, 1997















           Member: American Institute of Certified Public Accountants
              Michigan Association of Certified Public Accountants


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